LEVEL 1


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Hello.  Can I please speak with _________?  Good evening, I am calling on behalf of your current investment with Franklin Universal Trust. Recently we sent you proxy material for the upcoming shareholder meeting scheduled to take place on March 30, 2007. I wanted to confirm whether you received this information?

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      YES                                            NO

-----------------------
Great.  Did you have        No
a chance to review it?
-----------------------
                                               -------------------
         Yes                                   Sorry to hear
                                               that.  I can send
                                               it out once again.
                        -------------------    Is the correct
----------------------  If you would like I    address 50 Birch
As a convenience, we    can review the         Street, NY NY
can go ahead and        meeting agenda         10165? If no, enter
record your recording   with you right now     new address.
instructions over the   and would be happy
phone right now         to answer any          Okay you will
instead of sending in   questions you          receive the
the proxy card if you   may have. Would        material shortly.
are interested?         you like to do so?     --------------------
----------------------  -------------------
                                               --------------------
                                               Once you receive
   Yes        No          YES        NO        the material you
                                               can contact us to
                                               answer any
                                               questions you may
                                               have and also issue
                                               your vote over the
                                               phone instead of
                                               mailing back the
                                               card.  Our number
                                               is 800-336-5159
-----------------------                        --------------------
Great.  Your Board of
Trustees is
recommending a vote
in (favor) for the
trustee proposal and
an (against) vote for
the shareholder
proposal.  Would you
like to go along with
their recommendations?
-----------------------

                        -------------------
  Yes       No          When you have a
        ------------    moment, please
        Review each     review the proxy
        proposal.       material and vote
        ------------    you shares by
                        either contacting
                        us directly at
                        800-336-5159 or by
                        signing the proxy
--------------------    card enclosed with
 "Confirm City State    the material.
 and Zip."
                        --------------------

Thank you.  You will
receive a written
confirmation of this
vote for your
records.
--------------------
                        --------------------
                        Your vote is very
                        important and your
                        time is greatly
                        appreciated. Thank
                        you and have a nice
                        day/evening.
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